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                                                                   EXHIBIT 10.30

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of October 1, 2001 (the "EFFECTIVE DATE"), is by and between APCOA/Standard Parking, Inc., a Delaware corporation (the "COMPANY"), and G. Marc Baumann (the "EXECUTIVE") and is an amendment and restatement of that certain Employment Agreement previously executed by and between the Executive and the Company as of the 9th day of October, 2000 (the "PRIOR AGREEMENT").

     WHEREAS, the Company is in the business of operating private and public parking facilities for itself, its subsidiaries, affiliates and others, and as a consultant and/or manager for parking facilities operated by others throughout the United States and Canada (the Company and its subsidiaries and affiliates and other Company controlled businesses engaged in parking garage management (in each case including their predecessors or successors) are referred to hereinafter as the "PARKING COMPANIES"); and

     WHEREAS, prior to the date hereof, the Executive has been employed by the Company pursuant to the terms of the Prior Agreement; and

     WHEREAS, the Company and Executive desire to amend, revise and restate the Prior Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. EMPLOYMENT PERIOD. The Company shall continue to employ the Executive, and the Executive shall continue to serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending on the second anniversary thereof (the "EMPLOYMENT PERIOD"), provided, however, that commencing on the date one year after the Effective Date and on each annual anniversary of such date (each

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annual anniversary thereof shall hereinafter be referred to as the "RENEWAL
DATE"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate two years from the Renewal Date, so that there is always between one and two years remaining in the Employment Period, unless 90 days prior to the Renewal Date the Company or the Executive shall terminate this Agreement by giving notice to the other party that the Employment Period shall not be so extended (a "NOTICE OF NONRENEWAL"). Notwithstanding any such termination, Section 6 of this Agreement shall remain in full force and effect.

     2. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as the Executive Vice President and Chief Financial Officer of the Company, with the duties and responsibilities currently associated with such position. The Executive shall report directly to the Chief Executive Officer of the Company. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. The Executive shall not, during the term of this Agreement, engage in any other business activities that will interfere with the Executive's employment pursuant to this Agreement. During the Employment Period, the Executive's services shall be performed primarily in Chicago, Illinois.

     3. COMPENSATION.

        (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("ANNUAL BASE SALARY") of no less than $254,500, payable in accordance with the normal payroll practices for executives of the Company as in effect from

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time to time (but no less frequently than monthly). Such Annual Base Salary shall be subject to review annually in accordance with the review policies and practices for executives of the Company as in effect at the time of any such review.

        (b) BONUS. For each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "ANNUAL BONUS"), based upon the terms and conditions of an annual bonus program to be established by the Company. Any such annual bonus program shall provide that the Executive's target bonus ("TARGET ANNUAL BONUS") will be a percentage equal to thirty-five percent (35%) the Annual Base Salary. Notwithstanding the foregoing, the Executive's Annual Bonus attributable to the period commencing January 1, 2001 and ending December 31, 2001 shall be guaranteed to be no less than thirty-five percent (35%) of the Executive's Annual Base Salary as in effect for such period. The Executive's Annual Bonus for 2002 and subsequent calendar years shall be based upon the achievement of the applicable established performance targets.

        (c) EQUITY PLAN. In the event the Company adopts an equity incentive plan or program (the "EQUITY PLAN") for its key executives, the Executive shall be entitled to participate in the Equity Plan from and after the effective date thereof in accordance with the terms and conditions of such plan.

        (d) HOUSING DIFFERENTIAL LOAN. Following the Effective Date and contingent upon the Executive's execution of a promissory note (substantially in the form attached hereto as Exhibit A), the Executive shall receive a $200,000 loan from the Company with a repayment period ending on May 1, 2005 (the "LOAN"), which shall bear interest at the Applicable Federal Rate compounded annually. The principal on the Loan shall be payable in cash on an annual basis in four equal installments, together with interest on each such installment, beginning on May 1, 2002 and on each of the next three succeeding

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anniversaries thereof (each such payment date to be referred to herein as an
"ANNUAL PAYMENT DATE"). The foregoing notwithstanding, if the Executive remains in the continued employment of the Company as of each Annual Payment Date, one fourth of the principal balance of the Loan and the accrued interest thereon (as of such Annual Payment Date) shall be forgiven by the Company and such forgiven amount shall be treated as additional compensation to the Executive in the year of such forgiveness. In the event the Executive's employment hereunder is terminated for "Cause" (as hereinafter defined) or the Executive terminates his employment without Good Reason (as hereinafter defined), the Executive shall be obligated to repay the remaining principal balance of the Loan and any accrued and unpaid interest thereon in accordance with the terms of the Loan as described above; provided, however, that if the Date of Termination does not coincide with an Annual Payment Date, the repayment of the principal balance of the Loan and the accrued interest thereon for the year of termination shall be pro-rated in respect of the portion of such short year that commences on the date of the Date of Termination and ends on the next following Annual Payment Date, and the portion of the pro-rated principal balance of the Loan and the interest thereon with respect to the period commencing on the Annual Payment Date prior to the Date of Termination and ending on the Date of Termination shall be forgiven. In the event that the Executive's employment hereunder is terminated for any other reason by the Company without Cause, including a termination on account of death or Disability, or in the event the Executive terminates his employment with Good Reason the remaining principal balance and any accrued and unpaid interest shall be forgiven.

        (e) PAYMENT OF INSURANCE PREMIUM. In addition to the insurance benefits described in subparagraph 3(f) below, during the Employment Period the Company agrees to pay the annual premium on an insurance policy or policies on the life of the Executive, which

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policy or policies will provide an annual cash benefit to the Executive of at least $100,000 per annum as appropriately adjusted to reflect increases in the applicable Consumer Price Index, for a period of fifteen years beginning in the year in which the Executive attains age sixty-five (65) (any one ore more of such policies to be referred to herein as the "POLICY"). The Policy shall be owned by and entered into in the name of the Executive, and the Company shall have no right to any proceeds from or any other ownership interest in the Policy. The Company further agrees that in the event of a termination of the Executive's employment for any reason other than Cause or the Executive's voluntary termination of employment without Good Reason, it shall continue to pay the annual premium on the Policy until the earlier of (i) the Executive's death or (ii) the date the Executive attains age sixty-five (65).

        (f) OTHER BENEFITS. In addition to the foregoing, during the Employment
Period: (i) the Executive shall be entitled to participate in savings, retirement, and fringe benefit plans, practices, policies and programs of the Company as in effect from time to time, on the same terms and conditions as those applicable to peer executives; (ii) the Executive shall be entitled to four weeks of annual vacation, to be taken in accordance with the vacation policy as in effect from time to time; (iii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under medical, dental, disability and other welfare benefit plans, practices, policies and programs provided by the Company, as in effect from time to time, on the same terms and conditions as those applicable to peer executives; (iv) the Executive shall be entitled to a car allowance of $500 per month; and (v) the Company shall provide the Executive with life insurance benefits above its standard benefit package in an amount equal to $1,000,000 until the Executive attains age 75.

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        (g) EXPENSES. Executive shall be reimbursed by the Company for business expenses incurred on behalf of the Parking Companies in accordance with the policies and practices of the Company as in effect from time to time.

     4. TERMINATION OF EMPLOYMENT.

        (a) DEATH OR DISABILITY. In the event of the Executive's death during the Employment Period, the Executive's employment with the Company shall terminate automatically. The Company, in its discretion, shall have the right to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "DISABILITY" means that (i) the Executive has been unable, for a period of 180 consecutive days, or for periods aggregating 180 business days in any period of twelve months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and
(ii) a physician selected by the Company or its insurers has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY EFFECTIVE DATE") unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b) BY THE COMPANY. In addition to termination for Disability, the Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "CAUSE" means:

            (i) the continued and willful or deliberate failure of the Executive substantially to perform the Executive's duties, or to comply with the Executive's obligations, under this Agreement (other than as a result of physical or mental illness or injury), or

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            (ii) illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material damage to the business or reputation of the Company.

Upon the occurrence of events constituting Cause as defined in subsection (i) of this paragraph (b), the Company shall give the Executive advance notice of any such termination for Cause and shall provide the Executive with a reasonable opportunity to cure.

        (c) VOLUNTARILY BY THE EXECUTIVE. The Executive may terminate his employment by giving written notice thereof to the Company.

        (d) DATE OF TERMINATION. The "DATE OF TERMINATION" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause as set forth in notice from the Company is effective, or the date on which the Executive gives the Company notice of a termination of employment, as the case may be. After the Executive's termination occurs for any reason, in addition to any other obligations hereunder, the Company shall pay the Executive:

            (i) the Executive's Annual Base Salary for the period ending with the Date of Termination;

            (ii) payment for unused vacation days accrued for the year in which the Executive's termination occurs, as determined in accordance with the Company policy as in effect from time to time; and

            (iii) any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company. Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring

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        Executive to be treated as employed by the Company for purposes of any employee benefit plan following the Date of Termination.

     5. ADDITIONAL OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY: If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, death or Disability, but excluding any termination of employment at the end of the Employment Period (whether or not as a result of a Notice of Nonrenewal by the Company), the Company shall, for the remainder of the Employment Period as in effect immediately before the Date of Termination, continue to pay the Executive the Annual Base Salary and Annual Bonus(es) through the end of the then-current Employment Period, as and when such amounts would be paid in accordance with Sections 3(a) and (b) above; provided, that the amount of each of the Annual Bonus(es) so paid shall equal the Target Annual Bonus. The Company shall also continue to provide for the same period welfare benefits to the Executive and/or the Executive's family, at least as favorable as those that would have been provided to them under clause (f)(iii) of Section 3 of this Agreement if the Executive's employment had continued until the end of the Employment Period; PROVIDED, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a) may be made secondary to those provided under such other plan. The payments provided pursuant to this
Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability and shall be the sole and exclusive remedy therefor.

        (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall make, within 30 days

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after the Date of Termination, a lump-sum cash payment to the Executive's estate equal to the sum of (i) the Executive's Annual Base Salary through the end of the calendar month in which death occurs, (ii) any earned and unpaid Annual
Bonus for any calendar year ended prior to the Date of Termination, (iii) any accrued but unpaid vacation pay and (iv) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid.

        (c) DISABILITY. In the event the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period in accordance with Section 4(a) hereof, the Company shall pay to the Executive or the Executive's legal representative, as applicable, (i) the Executive's Annual Base Salary for the duration of the Employment Period in effect on the Date of Termination, provided that any such payments made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive under any disability benefit plans of the Company or under the Social Security disability insurance program, (ii) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination and (iii) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid.

        (d) CAUSE: VOLUNTARY TERMINATION. If the Executive's employment is terminated by the Company for Cause or the Executive voluntarily terminates his employment during the Employment Period, the Company shall pay the Executive only those amounts specified in Section 4(d), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement.

        (e) TERMINATION AFTER A CHANGE IN CONTROL.

            (i) If Executive is terminated by the Company during the three-year period following a Change in Control (as defined in Section 5(f) below) for any reason other than Cause, then Executive shall be entitled to the following:

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                (A) During the longer of (i) the 18-month period following his termination and (ii) the remainder of the Employment Period in effect at the date of termination, and except to the extent prohibited under the terms of any applicable insurance policy, he shall continue to be covered under the Company's welfare benefit plans to the same extent and on the same terms as those benefits are provided to the Company's active employees.

                (B) He shall receive from the Company an amount (the "SEVERANCE
            PAY") equal to the greater of (i) one and one-half times the sum of
            (x) the Executive's current Annual Base Salary plus (y) the amount of any bonus paid to Executive in the preceding twelve months and
            (ii) the Annual Base Salary and Annual Bonuses through the end of the then current Employment Period (PROVIDED, that the amount of each of the Annual Bonuses so paid shall equal the Target Annual Bonus). The Severance Pay amount shall be paid (a) if clause (i) in the previous sentence applies, over the 18-month period commencing on the date Executive's employment terminates, in equal monthly or more frequent installments in accordance with the Company's payroll schedule or (b) if clause (ii) in the previous sentence applies, as and when such amounts would be paid in accordance with Sections 3(a) and (b) above.

The Company's obligation to provide welfare benefit coverage and make severance payments under this Section 5(e) shall cease with respect to periods after the earlier to occur of the date of Executive's death, or the date, if any, of the breach by Executive of the provisions of Section 6.

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            (ii) If Executive terminates his employment hereunder voluntarily following a Change in Control, then Executive shall not be entitled to Severance Pay; provided, however, that if Executive terminates his employment for Good Reason (as defined below) during the three-year period following a Change in Control, such termination shall not be considered a voluntary termination by Executive and Executive shall be treated as if he had been terminated by the Company pursuant to paragraph (i) of this Section 5(e) above. "GOOD REASON" means, in the event of or following a Change in Control:

                 (A) without the express written consent of the Executive, (1)
            the assignment to the Executive of duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as held, exercised and assigned during the ninety
            (90) day period immediately preceding the Change in Control, or (2) any other substantial adverse change in such position (including titles, authority or responsibilities) or significant reduction in salary, unless in either case the change is warranted by an objective evaluation of Executive's performance or is related to a bona fide company restructuring;

                 (B) any failure by the Company to comply with any of the
            provisions of this Agreement, other than an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                 (C) the Company requires or otherwise takes such action as would reasonably require the Executive's relocation.

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            (f) For purposes of this Agreement, the term "CHANGE IN CONTROL"
shall have the meaning ascribed to it in the Company's subordinated note indenture, as may be amended, or any change of control or similar provision in any other subordinated debt of the Company as may hereafter be in effect.

            (g) In the event that it shall be necessary for Executive to engage in litigation in connection with the enforcement of his rights under paragraphs
(i) and (ii) of Section 5(e), he shall be entitled to recover from the Company the reasonable attorney's fees and other costs incurred in such legal action, in addition to any other relief to which he may be entitled; provided, however, that Executive ultimately prevails in such litigation.

     6. PROTECTION OF THE COMPANY ASSETS (CONFIDENTIALITY NON-COMPETITION AND OTHER MATTERS).

        (a) Executive recognizes and acknowledges that the acquisition and operation of, and the providing of consulting services for, parking facilities is a unique enterprise and that there are relatively few firms engaged in these businesses in the primary areas in which the Parking Companies operate. Executive further recognizes and acknowledges that as a result of his employment with the Parking Companies, Executive has had and will continue to have access to confidential information and trade secrets of the Parking Companies that constitute proprietary information that the Parking Companies are entitled to protect, which information constitutes special and unique assets of the Parking Companies, including, but not limited to, (i) information relating to the Parking Companies' manner and methods of doing business, including, but not limited to, strategies for negotiating leases and management agreements; (ii) the identity of the Parking Companies' clients, customers, lessors and locations, and the identity of any individuals or entities having an equity or other economic interest in any of the Parking Companies to the extent such identity has not

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otherwise been voluntarily disclosed by any of the Parking Companies; (iii) the specific confidential terms of management agreements, leases or other business agreements, including, but not limited to, the duration of, and the fees, rent or other payments due thereunder; (iv) the identities of beneficiaries under land trusts; (v) the business, developments, activities or systems of the Parking Companies, including, but not limited to, any marketing or customer service oriented programs in the development stages or not otherwise known to the general public; (vi) information concerning the business affairs of any individual or firm doing business with the Parking Companies; (vii) financial data and the operating expense structure pertaining to any parking facility owned, operated, leased or managed by the Parking Companies or for which the Parking Companies have or are providing consulting services; and (viii) other confidential information and trade secrets relating to the operation of the Company's business (the matters described in this sentence hereafter referred to as the "TRADE SECRETS").

        (b) CONFIDENTIALITY. With respect to Trade Secrets, and except as may be required by the lawful order of a court of competent jurisdiction, the Executive agrees that he shall:

            (i) hold all Trade Secrets in strict confidence and not publish or otherwise disclose any portion thereof to any person whatsoever except with the prior written consent of the Parking Companies;

            (ii) use all reasonable precautions to assure that the Trade Secrets are properly protected and kept from unauthorized persons;

            (iii) make no use of any Trade Secrets except as is required in the performance of his duties for the Parking Companies; and

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            (iv) upon termination of his employment with the Parking Companies, whether voluntary or involuntary and regardless of the reason or cause, or upon the request of the Parking Companies, promptly return to the Parking Companies any and all documents, and other things relating to the Trade Secrets, all of which are and shall remain the sole property of the Parking Companies. The term "documents" as used in the preceding sentence shall mean all forms of written or recorded information and shall include, but not be limited to, all accounts, budgets, compilations, computer records (including, but not limited to, computer, programs, software, disks, diskettes or any other electronic or magnetic storage media), contracts, correspondence, data, diagrams, drawings, financial statements, memoranda, microfilm or microfiche, notes, notebooks, marketing or other plans, printed materials, records and reports, as well as any and all copies, reproductions or summaries thereof.

Notwithstanding the above, nothing contained herein shall restrict Executive from using, at any time after his termination of employment with the Company, information which is in the public domain or knowledge acquired during the course of his employment with the Company which is generally known to persons of his experience in other companies in the same industry.

        (c) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Executive agrees to assign to the Company any and all intellectual property rights including patents, trademarks, copyright and business plans or systems developed, authored or conceived by the Executive while so employed and relating to the business of the Parking Companies, and the Executive agrees to cooperate with the Company's attorneys to perfect ownership rights thereof in the Company or any one or more of the Parking Companies. This agreement does not apply to an

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invention for which no equipment, supplies, facility or trade secret information of the Parking Companies was used and which was developed entirely on the Executive's own time, unless (i) the invention relates either to the business of the Parking Companies or to actual or demonstrably anticipated research or development of the Parking Companies, or (ii) the invention results from any work performed by the Executive for the Parking Companies.

        (d) COVENANTS NOT TO COMPETE. The Executive agrees that while he is employed by the Company and for a period of two (2) years after the date on which such employment terminates (or eighteen (18) months after the date such employment terminates if such termination follows a Change in Control), the Executive shall not, directly or indirectly:

            (i) have an ownership interest in (other than ownership of 5% or less of the outstanding stock of any entity listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System) any corporation, firm, joint venture, partnership, proprietorship, or other entity or association which manages, owns or operates a parking facility that is competitive with the business of the Parking Companies in any of the metropolitan areas in which, as of the time Executive's employment terminates, the Parking Companies own, manage and/or operate one or more parking facilities (hereinafter the "METROPOLITAN AREAS");

            (ii) become employed by, work for, consult with, or assist any person, corporation, firm, joint venture, partnership, proprietorship, or any other entity or association that is engaged in a business which is competitive with the business of the Parking Companies in the Chicago metropolitan area or in any of the other Metropolitan Areas in which the Executive has been

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        responsible for performing supervisory or other services on behalf of any of the Parking Companies within the three (3) years immediately preceding the termination of his employment;

            (iii) contact or solicit business from any client or customer of the Parking Companies or from any person who is responsible for referring or who regularly refers business to the Parking Companies; or

            (iv) take any action to recruit or to assist in the recruiting or solicitation for employment of any officer, employee or representative of the Parking Companies.

It is not the intention of the Parking Companies to interfere with the employment opportunities of former employees except in those situations, described above, in which such employment would conflict with the legitimate interests of the Parking Companies. If the Executive, after the termination of his employment hereunder, has any question regarding the applicability of the above provisions to a potential employment opportunity, the Executive acknowledges that it is his responsibility to contact the Company so that the Company may inform the Executive of its position with respect to such opportunity.

        (e) REMEDIES. The Executive acknowledges that the Parking Companies would be irreparably injured by a violation of the covenants of this Section 6 and agrees that the Company, or any one or more of the Parking Companies, in addition to any other remedies available to it or them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of any of the provisions of this Section 6. If a bond is required to be posted in order for the Company or any one or more of the Parking Companies to secure an injunction or other equitable remedy, the parties agree that said bond need not

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exceed a nominal sum. This Section shall be applicable regardless of the reason for the Executive's termination of employment, and independent of any alleged action or alleged breach of any provision hereby by the Company. If at any time any of the provisions of this Section 6 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section 6 shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     7. SUCCESSORS.

        (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "COMPANY" shall mean both the

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Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     8. MISCELLANEOUS.

        (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            IF TO THE EXECUTIVE:

            G. Marc Baumann
            2643 Oak Avenue
            Northbrook, Illinois 60062

            IF TO THE COMPANY:

            APCOA/Standard Parking, Inc.
            900 North Michigan Avenue
            Chicago, Illinois 60611
            Attention: Robert N. Sacks,
                       Executive Vice President and General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 8. Notices and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any

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provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement, whether written or oral, between them concerning the subject matter hereof, including, but not limited to, the Prior Agreement.

        (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        ----------------------------------------
                                        G. MARC BAUMANN

                                        APOCA/STANDARD PARKING, INC.

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                       20